Exhibit 99.1


                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700
                                                         Fax:    215-619-7841



Shareholder Contacts:
Stephen E. Markert, Jr. of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D:  610-642-8253






                              For Immediate Release



                             C&D TECHNOLOGIES, INC.
                                    ANNOUNCES
                             FOURTH QUARTER DIVIDEND



     Blue Bell, PA, March 2, 2005 - C&D Technologies, Inc. (NYSE: CHP), announced that its Board of Directors declared, at its scheduled meeting yesterday, its regular fourth quarter cash dividend of 1.375 cents per share, payable on April 6, 2005 to stockholders of record as of the close of business on March 22, 2005.

     C&D Technologies, Inc. is a leading North American producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications.

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